MANNING & NAPIER FUND, INC.

ARTICLES SUPPLEMENTARY

MANNING & NAPIER FUND, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, having its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law and the authority granted to the Board of Directors of the Corporation (the “Board”) in the Corporation’s Articles of Incorporation, the Board has duly adopted resolutions classifying (a) one billion, three hundred million (1,300,000,000) shares of the Corporation’s five billion, four hundred seventeen million, five hundred thousand (5,417,500,000) authorized, but unclassified and unissued, shares as World Opportunities Series Class A; and (b) one hundred five million (105,000,000) shares of the Corporation’s remaining four billion, one hundred seventeen million, five hundred thousand (4,117,500,000) authorized, but unclassified and unissued, shares as High Yield Bond Series Class A; and (c) seventy five million (75,000,000) of the Corporation’s remaining four billion, twelve million, five hundred thousand (4,012,500,000) authorized, but unclassified and unissued, shares as Equity Series Class A; and (d) twenty two million, five hundred thousand (22,500,000) of the Corporation’s remaining three billion, nine hundred thirty seven million, five hundred thousand (3,937,500,000) authorized, but unclassified and unissued, shares as Pro-Blend Conservative Term Series Class C; and (e) twenty two million, five hundred thousand (22,500,000) of the Corporation’s remaining three billion, nine hundred fifteen million (3,915,000,000) authorized, but unclassified and unissued, shares as Pro-Blend Moderate Term Series Class C; and (f) twenty two million, five hundred thousand (22,500,000) of the Corporation’s remaining three billion, eight hundred ninety two million, five hundred thousand (3,892,500,000) authorized, but unclassified and unissued, shares as Pro-Blend Extended Term Series Class C; and (g) twenty two million, five hundred thousand (22,500,000) of the Corporation’s remaining three billion, eight hundred seventy million (3,870,000,000) authorized, but unclassified and unissued, shares as Pro-Blend Maximum Term Series Class C.

THIRD: Upon filing for record these Articles Supplementary, the Corporation has (a) the authority to issue two billion five hundred million (2,500,000,000) shares authorized, classified and designated as World Opportunities Series Class A, one hundred twenty five million (125,000,000) shares authorized, classified and designated as High Yield Bond Series Class A, two hundred million (200,000,000) shares authorized, classified and designated as Equity Series Class A, twenty five million (25,000,000) shares authorized, classified and designated as Pro-Blend Conservative Term Series Class C, twenty five million (25,000,000) shares authorized, classified and designated as Pro-Blend Moderate Term Series Class C, twenty five million (25,000,000) shares authorized, classified and designated as Pro-Blend Extended Term Series Class C, and twenty five million (25,000,000) shares authorized, classified and designated as Pro-Blend Maximum Term Series Class C; and (b) three billion, eight hundred forty seven million, five hundred thousand (3,847,500,000) authorized, but unclassified and unissued, shares.

FOURTH: The shares classified as World Opportunities Series Class A, High Yield Bond Series Class A, Equity Series Class A, Pro-Blend Conservative Term Series Class C, Pro-Blend Moderate Term Series Class C, Pro-Blend Extended Term Series Class C, and Pro-Blend Maximum Term Series Class C pursuant to the Board resolution set forth in Article SECOND have been classified by the Board pursuant to authority and power contained in the Corporation’s Articles of Incorporation, and shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Corporation’s Articles of Incorporation.

IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 24th day of March, 2010.

MANNING & NAPIER FUND, INC.

By:	/s/ B. Reuben Auspitz
B. Reuben Auspitz
President

[Seal]

Attest:

/s/ Jodi L. Hedberg
Jodi L. Hedberg
Secretary

THE UNDERSIGNED, President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ B. Reuben Auspitz
B. Reuben Auspitz
President